Exhibit (h)

AMENDED AND RESTATED DISTRIBUTION AGREEMENT

POMONA INVESTMENT FUND

March 30, 2016

Voya Investments Distributor, LLC
7337 E. Doubletree Ranch Road, Suite 100
Scottsdale, Arizona 85258

Ladies and Gentlemen:    This Amended and Restated Distribution Agreement (the “Agreement”) is entered into as of March 23, 2016 and amends and restates the initial Distribution Agreement dated April 1, 2015 among Pomona Investment Fund, Pomona Management LLC, and Voya Investments Distributor, LLC.

WHEREAS, Pomona Investment Fund, a statutory trust organized under the laws of the State of Delaware (the “Fund”), is a newly-formed closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

WHEREAS, the Fund has registered and intends to register for public sale (the “Offering”) shares of beneficial interest in the Fund (“Shares”) for purposes of the Offering being continuous.

WHEREAS, the Fund currently offers a single class of shares designated as “Class A Shares” and expects to offer additional classes of Shares.

WHEREAS, for so long as specified in the registration statement for the Fund, Shares may be sold only to investors that are “accredited investors” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”) (“Eligible Investors”).

WHEREAS, Shares will be offered at net asset value per Share, plus applicable selling commissions, and subject in certain circumstances to waivers or reductions thereof, as described in the Fund’s registration statement. The initial closing date for subscriptions for Shares occurred on April 1, 2015 (the “Initial Closing Date”).

WHEREAS, Subsequent to the Initial Closing Date, Shares may be purchased as of the first business day of each calendar quarter based upon the Fund’s net asset value (“NAV”) for each Share as of the most recent end of each calendar quarter if it is a business day, and if not, the last business day of the quarter (the “Valuation Date”), plus applicable selling commissions, and subject in certain circumstances to waivers or reductions thereof, as described in the Fund’s registration statement. Each date on which Shares are considered delivered is referred to as a “Closing Date.”

WHEREAS, the Fund has received an order from the Securities and Exchange Commission (“SEC”) to permit the Fund to offer additional classes of Shares besides Class A Shares (“Exemptive Order”), and in which the Fund has agreed as a condition of the requested exemptive relief that it will comply with Rule 12b-1 under the Investment Company Act as if that rule applies to a closed-end management investment company.

WHEREAS, Pomona Management LLC (the “Adviser” or “Pomona”) acts as the Fund’s investment adviser pursuant to an Investment Management Agreement between the Adviser and the Fund (the “Investment Advisory Agreement”).

WHEREAS, the parties desire that Voya Investments Distributor, LLC act as the Fund’s exclusive agent and distributor (“Distributor”).

WHEREAS, the Shares are to be issued and sold to the public on a “best efforts” basis through the Distributor, as the distributor, and the broker-dealers or SEC-registered investment advisers participating in the Offering (collectively, the “Selling Agents”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.          Appointment of Distributor. The Fund hereby appoints the Distributor as its exclusive agent and distributor to cause Selling Agents to solicit purchasers of the Shares at the purchase price to be paid in accordance with, and otherwise upon the other terms and conditions set forth in, the Prospectus (as defined in Section 2.1), and the Distributor agrees to use its best efforts to cause Selling Agents to procure purchasers of the Shares. The Shares offered and sold through the Distributor under this Agreement shall be offered either directly by Distributor or by any Selling Agents whom the Distributor may retain. The Selling Agents shall either be members of Financial Industry Regulatory Authority, Inc. (“FINRA”), pursuant to an executed Selling Group agreement between the Distributor and such Selling Agent (the “Selling Group Agreement”) or a registered investment adviser or representative thereof pursuant to the terms of Schedule A. For clarity, and notwithstanding anything else in the Agreement, registered investment advisers and their agents must comply with the terms of Schedule A. The Distributor hereby accepts such agency and distributorship and agrees to use its best efforts to sell the Shares on said terms and conditions.

2.          Representations and Warranties of the Fund. The Fund hereby represents and warrants to the Distributor that, as of the date hereof and at all times during the time that Shares are offered (provided that, to the extent such representations and warranties are given only as of a specified date or dates, the Fund only makes such representations and warranties as of such date or dates):

2.1 Compliance with Registration Requirements. The Fund has filed with the Securities and Exchange Commission (“SEC”) a notification on Form N-8A (the “Notification”) of registration of the Fund as an investment company and a registration statement on Form N-2 (Securities Act File No. 333-198176; Investment Company Act File No. 811-22990), including a preliminary prospectus, for the registration of the Shares, which has been prepared by the Fund in accordance in all material respects with applicable requirements of the Securities Act, the Investment Company Act, and the applicable rules and regulations of the SEC promulgated thereunder, and was initially filed with the SEC on August 15, 2014. The Investment Company Act, the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Investment Advisers Act of 1940, as amended (the “Advisers Act”) are hereinafter referred to collectively as the “Acts,” and the rules and regulations of the SEC under the Acts are hereinafter referred to collectively as the “Rules and Regulations.”

The Fund has prepared and filed such amendments thereto and such amended preliminary prospectuses as may have been required to the date hereof and will file such additional amendments and supplements, including pursuant to Rule 497 under the Securities Act, thereto as may hereafter be required under the Acts and the Rules and Regulations in conformity in all material respects with the Acts and Rules and Regulations. As used in this Agreement, the term “Registration Statement” means the Registration Statement, as amended through the date hereof, except that, if the Fund files any post-effective amendments to the Registration Statement, “Registration Statement” shall refer to the Registration Statement as so amended by the last post-effective amendment declared effective; the term “Effective Date” means the applicable date upon which the Registration Statement or any post-effective amendment thereto is or was first declared effective by the SEC; the term “Prospectus” means the prospectus, as amended or supplemented, on file with the SEC at the Effective Date of the Registration Statement (including financial statements, exhibits and all other documents related thereto filed as a part thereof or incorporated therein), except that if the Prospectus is amended or supplemented after the Effective Date, the term “Prospectus” shall refer to the Prospectus as amended or supplemented to date. The term “Filing Date” means the applicable date upon which the initial Prospectus or any amendment or supplement thereto is filed with the SEC.

The Registration Statement and the Prospectus, and any further amendments or supplements thereto, will, as of the applicable Effective Date or Filing Date, as the case may be, comply in all material respects with the Acts and the Rules and Regulations; the Registration Statement does not, and any amendments thereto will not, in each case as of the applicable Effective Date, contain an untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and the Prospectus does not, and any amendment or supplement thereto will not, as of the applicable Filing Date, contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Fund and the Adviser make no warranty or representation with respect to any statement contained in the Registration Statement or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information furnished in writing to the Fund by the Distributor or any Selling Agent expressly for use in the Registration Statement or the Prospectus, or any amendments or supplements thereto.

2.2 Suspension or Revocation of Registration Statement. No order of suspension or revocation of the Fund’s registration has been issued or proceedings therefor initiated or, to the knowledge of the Fund, threatened by the SEC. No person is serving or acting as an officer or trustee of, or investment adviser to, the Fund except in accordance with the provisions of the Investment Company Act and the Advisers Act. Except as otherwise disclosed in the Registration Statement, and the Prospectus, to the knowledge of the Fund as of the Effective Date, no trustee of the Fund is an “interested person” of the Fund or, to the knowledge of the Fund or the Adviser, an “affiliated person” of the Distributor (each as defined in the Investment Company Act).

2.3 Good Standing of the Fund. The Fund is organized as a statutory trust, duly organized and validly existing under the laws of the State of Delaware, and is in good standing with the Secretary of State of the State of Delaware, with full power and authority to conduct its business as described in the Registration Statement and the Prospectus and to enter into this Agreement and to perform the transactions contemplated hereby; this Agreement has been duly authorized, executed and delivered by the Fund and is a legal, valid and binding agreement of the Fund enforceable against the Fund in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles, and except to the extent that the enforceability of the indemnity provisions contained in Section 10 of this Agreement may be limited under applicable securities laws.

The Fund has qualified to do business and is in good standing in every jurisdiction in which the nature or conduct of its business, as described in the Prospectus, requires such qualification, except where the failure to do so would not have a material adverse effect on the condition, financial or otherwise, results of operations or cash flows of the Fund taken as a whole (a “Fund Material Adverse Effect”).

2.4 Authorization and Description of Securities. The issuance and sale of an unlimited number of Shares have been duly authorized by the Fund, and, when issued and duly delivered against payment therefor as contemplated by this Agreement, will be validly issued, fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance and sale of the Shares by the Fund are not subject to preemptive or other similar rights arising by operation of law, under the Fund’s Declaration of Trust or By-Laws or under any agreement to which the Fund is a party or otherwise. The Shares conform in all material respects to the description of the Shares contained in the Registration Statement and the Prospectus. All offers and sales of the Shares prior to the date hereof were at all relevant times duly registered under the Securities Act or were exempt from the registration requirements of that Act and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or blue sky laws.

2.5 Absence of Defaults and Conflicts. The Fund is not in violation of its Declaration of Trust or By-Laws and the execution and delivery of this Agreement, the issuance, sale and delivery of the Shares, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Fund will not violate the terms of or constitute a default under: (a) Certificate of Trust, Declaration of Trust or By-Laws; or (b) any indenture, mortgage, deed of trust, lease, or other material agreement to which the Fund is a party or to which its properties are bound; or (c) any law, rule or regulation applicable to the Fund; or (d) any writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Fund except, for such violations or defaults that, individually or in the aggregate, would not result in a Fund Material Adverse Effect.

2.6 No Operation as a Commodity Pool Operator. Prior to the Effective Date, the Fund will file a notice of eligibility with the National Futures Association for exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act of 1974, as amended (the “CEA”), and will not be subject to regulation or registration as a commodity pool operator (“CPO”) under the CEA. During the term of this Agreement, the Fund and the Adviser will ensure that all requirements necessary in order to claim an exclusion from registration under Commodity Futures Trading Commission Rule 4.5 are satisfied. Further, the Fund and the Adviser represent and warrant that they will exercise reasonable diligence to ensure that the Fund and the Adviser do not become subject to regulation or registration as a CPO under the CEA.

2.7 Operation as an Investment Company. The Fund is registered under the Investment Company Act as a closed-end management investment company and will comply with the Investment Company Act and the rules and regulations thereunder except, to extent that, any non-compliance individually or in the aggregate, would not result in a Fund Material Adverse Effect.

2.8 Absence of Further Requirements. No filing with, or consent, approval, authorization, license, registration, qualification, order or decree of any court, governmental authority or agency is required for the performance by the Fund or the Adviser of its obligations under this Agreement or in connection with the issuance and sale by the Fund of the Shares, except such as may be required under the Acts, the Rules and Regulations, or applicable state securities laws, all of which have been made.

2.9 Absence of Proceedings. Unless otherwise described in the Prospectus, there are no actions, suits or proceedings pending or, to the knowledge of the Fund, threatened against the Fund at law or in equity or before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, which would have a Fund Material Adverse Effect.

2.10 Financial Statements. The financial statements of the Fund included in the Registration Statement and the Prospectus, together with the related notes, present fairly the financial position of the Fund, as of the date specified, in conformity in all material respects with generally accepted accounting principles applied on a consistent basis and in conformity in all material respects with Regulation S-X of the SEC. No other financial statements or schedules are required by Form N-2 or otherwise under the Acts or the Rules and Regulations to be included in the Registration Statement, the Prospectus or any preliminary prospectus.

2.11 Escrow Agent. The Fund has entered into an escrow agreement (the “Escrow Agreement”) with the UMB Bank N.A., which provides for the establishment of the Escrow Account into which subscribers’ funds will be deposited pursuant to the subscription procedures described in Section 9 below, entitled “Submission of Orders”.

2.12 Independent Accounting Firm. KPMG LLP (“KPMG”) serves as the independent registered public accounting firm of the Fund. The Fund has received and will request a report from KPMG, or such other independent accounting firm that has audited and is reporting upon any financial statements included or to be included in the Registration Statement or the Prospectus or any amendments or supplements thereto, that as of the applicable Effective Date or Filing Date, and during the periods covered by their report included in the Registration Statement or the Prospectus or any amendments or supplements thereto, that the firm qualifies as independent public accountants with respect to the Fund as that term is used in the Securities Act and the rules and regulations thereunder.

2.13 Material Agreements. There are no contracts or other documents required by the Act or the Rules and Regulations to be described in or incorporated by reference into the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which have not been accurately described in all material respects in the Prospectus or incorporated or filed as required (collectively, the “Material Agreements”). Each document incorporated by reference into the Registration Statement or the Prospectus complied, as of the date filed, in all material respects with the requirements as to form of the Exchange Act, and the rules and regulations promulgated thereunder (the “Exchange Act Regulations”), and all other applicable rules and regulations.

2.14 Compliance with Applicable Law. The performance by the Fund of its obligations under, each Material Agreement or the adoption by the Fund of the Plan, or the issue and sale by the Fund of the Shares as contemplated by this Agreement does not contravene or will not contravene (a) the Fund’s Agreement and Declaration of Trust or By-Laws, or (c) any provision of applicable law or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Fund, whether foreign or domestic, except where such contravention would not reasonably be expected to have a Fund Material Adverse Effect..

Further, the Fund’s Agreement and Declaration of Trust and By-Laws comply in all material respects with all applicable provisions of the Acts and the applicable Rules and Regulations, and all approvals of such documents required under the Investment Company Act by the Fund’s shareholders and Board of Trustees have been obtained and are in full force and effect, except to the extent that the failure to obtain such approval would not have a Fund Material Adverse Effect.

2.15 Advertising and Sales Materials. All advertising and supplemental sales literature to be used or delivered by the Distributor in connection with the Offering, whether designated solely for “broker-dealer use only” or otherwise (the “Authorized Sales Materials”) that is prepared by the Fund: (a) will be delivered to the Distributor prior to use for the Distributor’s approval, such approval not to be unreasonably withheld or delayed; (b) will not contain any untrue statement of material fact or omit to state a material fact required to be stated therein, in light of the circumstances under which they were made and in conjunction with the Prospectus delivered therewith, not misleading; and (c) will comply in all material respects with the Acts and the Rules and Regulations as well as the rules and regulations of the FINRA. The Fund makes no representation as to any information in the Authorized Sales Materials provided by the Distributor, except to the extent that information in the materials is based accurately on information provided by the Fund or the Adviser.

2.16 Omitting Prospectuses. For purposes of this Agreement, “Omitting Prospectus” means any advertisement used with the written consent of the Fund in the public offering of the Shares pursuant to Rule 482 of the Rules and Regulations (“Rule 482”). Each Omitting Prospectus that is prepared by the Fund and/or the Adviser: (a) complies in all material respects with the requirements of Rule 482, (b) does not contain an untrue statement of a material fact, and (c) complied and will comply in all material respects with the Acts, the Rules and Regulations and the rules and regulations of the FINRA.

2.17 Compliance with Privacy Laws and the USA PATRIOT Act. The Fund complies in all material respects with applicable privacy provisions of the Gramm-Leach-Bliley Act of 1999 (the “GLB Act”) and is aware of the requirements of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT Act) of 2001, as amended (the “USA PATRIOT Act”), the regulations administered by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), and other applicable U.S. federal and state anti-money laundering laws and regulations (collectively, “Anti-Money Laundering Laws”).  While the U.S. Department of the Treasury has not adopted final rules that would require closed-end funds such as the Fund to establish and implement anti-money laundering programs under the Patriot Act, the Fund can and does confirm that:

•	The Fund has sought to implement appropriate controls reasonably designed to prevent the use of the Fund for money laundering or other illicit purposes. The Fund has entered into an agreement with the Fund’s transfer agent that requires the transfer agent to perform reasonable actions necessary to help the Fund be in compliance with Section 352 of the USA PATRIOT Act, and in which the transfer agent has agreed that it shall: (a) establish and implement written internal policies, procedures and controls reasonably designed to help prevent the Fund from being used to launder money or finance terrorist activities; (b) provide for independent testing, by an employee who is not responsible for the operation of the transfer agent’s AML program or by an outside party, for compliance with transfer agent’s established AML procedures; (c) designate a person or persons responsible for implementing and monitoring the operation and internal controls of the transfer agent’s AML program; and (d) provide ongoing training of the transfer agent’s personnel relating to the prevention of money-laundering activities.

The Fund further represents and covenants that to the extent so required, the Fund or its agent is in compliance with Section 312 of the USA PATRIOT Act.

2.18 Subchapter M. The Fund intends to qualify for and elect to be treated as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”) and to maintain such qualification and election in effect for each full fiscal year during which it is registered under the Investment Company Act; provided that, at the discretion of the Fund’s board of directors, it may elect not to be so treated.

3.          Representations and Warranties of the Adviser. The Adviser hereby represents and warrants to the Distributor that, as of the date hereof and at all times during the time that Shares are offered (provided that, to the extent such representations and warranties are given only as of a specified date or dates, the Adviser only make such representations and warranties as of such date or dates):

3.1 Compliance with Registration Requirements. The Adviser is duly registered as an investment adviser under the Advisers Act, and is not prohibited by the Advisers Act or the Investment Company Act from acting under the Investment Advisory Agreement as an investment adviser to the Fund as contemplated by the Prospectus and no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or, to the knowledge of the Investment Advisers, threatened by the SEC.

3.2 Good Standing of the Adviser. The Adviser has been duly incorporated, is validly existing as a limited liability company in good standing under the laws of the jurisdiction of its organization, has the power and authority to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have (a) a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (b) a material adverse effect on the condition (financial or otherwise), prospects, earnings, business, properties or operations of such Investment Adviser whether or not arising from transactions in the ordinary course of business (an “Adviser Material Adverse Effect”).

3.3 Compliance with Applicable Law. The execution and delivery by such Adviser of, and the performance by the Adviser of its obligations under the applicable Material Agreements will not contravene (a) any provision of the constitutive documents of the Adviser, (b) any agreement or other instrument binding upon the Adviser, or (c) any provision of applicable law or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Investment Adviser, whether foreign or domestic, except where such contravention would not reasonably be expected to have an Adviser Material Adverse Effect.

All information furnished by the Adviser for use in the Registration Statement, the Prospectus, including, without limitation, the description of the Adviser, does not contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading under the circumstances.

3.4 Absence of Proceedings. There are no legal or governmental proceedings pending or, to the knowledge of the Adviser, threatened to which the Adviser is a party or to which any of the properties of the Adviser is subject: (a) other than proceedings accurately described in all material respects in the Prospectus and proceedings that would not reasonably be expected to have an Adviser Material Adverse Effect, or on the power or ability of the Adviser to perform its obligations under this Agreement or to consummate the transactions contemplated by the Prospectus; or (b) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

3.5 Investment Advisory Agreement. The Investment Advisory Agreement and any applicable sub-advisory agreements are in full force and effect and neither the Fund nor the Adviser is in default thereunder, and, no event has occurred which with the passage of time or the giving of notice or both would constitute a default under such agreement, except to the extent such default would not reasonably be expected to have an Adviser Material Adverse Effect.

4.          Covenants of the Fund and the Adviser. The Fund and the Adviser each covenant and warrant to the Distributor that, as of the date hereof and at all times during the time that Shares are offered (provided that, to the extent such representations and warranties are given only as of a specified date or dates, the Fund and the Adviser only make such representations and warranties as of such date or dates):

4.1 Section 8(e) Proceedings. The Fund and the Adviser will notify the Distributor as soon as reasonably practicable, and confirm such notice in writing: (a) of the institution of any proceedings pursuant to Section 8(e) of the Investment Company Act and (b) of the happening of any event during the period after the first date of the public offering of the Shares which, in the judgment of the Fund, makes any statement in the Notification, the Registration Statement, the Prospectus, or the Omitting Prospectus, untrue in any material respect or which requires the making of any change in or addition to the Notification, the Registration Statement, Prospectus, or any Omitting Prospectus in order to make the statements therein not misleading under the circumstances in any material respect. If at any time the SEC shall issue any order suspending the effectiveness of the Registration Statement or an order pursuant to Section 8(e) of the Investment Company Act, the Fund will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment.

4.2 Changes to the Prospectus. If any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Distributor, it is reasonably necessary to amend or supplement the Prospectus to comply with applicable law, the Fund will, prepare, file with the SEC and furnish, at the expense of the Fund, to the Distributor either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

5.          Covenants of the Fund. The Fund hereby covenants to the Distributor that, as of the date hereof and at all times during the time that Shares are offered (provided that, to the extent such covenant is given only as of a specified date or dates, the Fund only make such representations and warranties as of such date or dates):

5.1 Compliance with Securities Laws and Regulations. The Fund will: (a) promptly advise the Distributor of the time and date of any filing of any pre-effective or post-effective amendment to the Registration Statement or any amendment or supplement to the Prospectus, and of the time and date that any post-effective amendment to the Registration Statement becomes effective; (b) timely file every amendment or supplement to the Registration Statement or the Prospectus that may be required by the SEC or under the Acts; and (c) if at any time the SEC shall issue any stop order suspending the effectiveness of the Registration Statement, it will promptly notify the Distributor and, to the extent the Fund determines such action is in the best interest of the Fund, use its commercially reasonable efforts to obtain the lifting of such order at the earliest possible time.

5.2 Blue Sky Qualifications. The Fund will use its commercially reasonable efforts to qualify the Offered Shares for offering and sale under, or to establish the exemption of the offering and sale of the Offered Shares from qualification or registration under, the applicable state securities or “blue sky” laws of each of the 50 states, the District of Columbia, Guam, Puerto Rico and the Virgin Islands (such jurisdictions in which qualifications or exemptions for the offer and sale of the Offered Shares are in effect as of a relevant date are referred to herein as the “Qualified Jurisdictions”) and to maintain such qualifications or exemptions in effect throughout the Offering. In connection therewith, the Fund will prepare and file all such post-sales filings or reports as may be required by the securities regulatory authorities in the Qualified Jurisdictions in which the Offered Shares have been sold, provided that the Distributor shall have provided the Fund with any information required for such filings or reports that is in the Distributor’s possession. The Fund will furnish to the Distributor written documentation naming the Qualified Jurisdictions. The Fund will notify the Distributor promptly following a change in the status of the qualification or exemption of the Offered Shares in any jurisdiction in any respect. The Distributor will file and obtain clearance of the Authorized Sales Material, at its sole cost and expense, to the extent required by applicable Rules and Regulations, state securities laws, and FINRA rules and regulations.

5.3 Continued Compliance with the Securities Laws. If at any time when a Prospectus is required to be delivered under the Securities Act any event occurs as a result of which, in the opinion of the Fund, the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, the Fund will promptly notify the Distributor thereof (unless the information shall have been received from the Distributor), and the Distributor will notify the Selling Agents to suspend the offering and sale of the Offered Shares in accordance with Section 7.9, entitled “Suspension or Termination of Offering”) hereof until such time as the Fund, in its sole discretion (a) instructs the Distributor to resume the offering and sale of the Shares and (b) has prepared any required supplemental or amended Prospectus as shall be necessary to correct such statement or omission and to comply with the requirements of the Securities Act and Investment Company Act, as well as Form N-2.

5.4 Reporting Requests. The Fund will comply in all material respects with the requirements of the Acts and the Rules and Regulations relating to the Fund’s obligation to file and, as applicable, deliver to its shareholders periodic reports including Annual and Semi-Annual Reports.

5.5 Transfer Agent. The Fund will engage and maintain, at its expense, a registrar and transfer agent for the Shares.

6.          Payment of Expenses and Fees.

6.1 Fund Expenses. The Fund agrees that it will pay all costs and expenses incident to the Offering, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including expenses, fees and taxes in connection with: (a) the registration fee, the preparation and filing of the Registration Statement (including, without limitation, financial statements, exhibits, schedules and consents), the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Distributor and to Selling Agents (including costs of mailing and shipment); (b) any stock or other transfer taxes or duties payable upon the sale of the Offered Shares; (c) all reasonable fees and expenses of the Fund’s legal counsel, independent public or certified public accountants and other advisors in relation to obligations under this Agreement; (d) the qualification of the Shares for offering and sale under state laws in the states, including the Qualified Jurisdictions, that the Fund shall designate as appropriate and the determination of their eligibility for sale under state law as aforesaid; (e) the fees and expenses of any transfer agent or registrar for the Offered Shares and miscellaneous expenses referred to in the Registration Statement; (f) all costs and expenses incident to the travel and accommodation of the Adviser’s personnel, in making road show presentations and presentations to Selling Agents and other broker-dealers and financial advisors with respect to the offering of the Offered Shares; and (g) the performance of the Fund’s other obligations hereunder

7.          Representations, Warranties and Covenants of the Distributor.

The Distributor hereby represents and warrants to, and covenants and agrees with the Fund and Adviser, as of the date hereof and at all times during the time that the Shares are offered (provided that, to the extent representations, warranties and covenants are given only as of a specified date or dates, the Distributor only makes such representations and warranties as of such date or dates) as follows:

7.1 Compliance with Applicable Laws, Rules and Regulations. The Distributor represents to the Fund and the Adviser that (a) it is a member of FINRA, and (b) it and its employees and representatives who will perform services hereunder have all required approvals, licenses and registrations to act under this Agreement. With respect to its participation and the participation by each Selling Agent in the offer and sale of the Shares (including, without limitation any resales and transfers of Shares), the Distributor agrees, and, by virtue of entering into the Selling Group Agreement, each Selling Agent shall have agreed, to comply with any applicable requirements of the Acts, applicable state securities or blue sky laws, and FINRA Conduct Rules.

7.2 AML Compliance. The Distributor Represents to the Fund and the Adviser that it has established and implemented anti-money laundering compliance programs in accordance with applicable law, including applicable FINRA Conduct Rules, Exchange Act Regulations and the USA PATRIOT Act, specifically including, but not limited to, Section 352 of the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (the “Money Laundering Abatement Act,” and together with the USA PATRIOT Act, the “AML Rules”) reasonably expected to detect and cause the reporting of suspicious transactions in connection with the offering and sale of the Shares. The Distributor further represents that it is currently in compliance in all material respects with all AML Rules, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the Money Laundering Abatement Act, and the Distributor hereby covenants to remain in compliance with such requirements and shall, upon request by the Fund, provide a certification to the Fund that, as of the date of such certification (a) its AML Program is consistent with the AML Rules and (b) it is currently in compliance with all AML Rules, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the Money Laundering Abatement Act.

7.3 Accuracy of Information. The Distributor represents and warrants to the Fund, the Adviser and each person that signs the Registration Statement that the information under the caption “Plan of Distribution” in the Prospectus, the information under the caption “Distributor” in the Statement of Additional Information, and all other information furnished to the Fund by the Distributor in writing expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

7.4 Customer Information. The Distributor shall abide by and comply with: (a) the privacy standards and requirements of the GLB Act; (b) the privacy standards and requirements of any other applicable federal or state law; and (c) its own internal privacy policies and procedures, each as may be amended from time to time.

7.5 Resale of Shares. The Distributor agrees, and each Selling Agent shall have agreed, to comply and shall comply with any applicable requirements with respect to its and each Selling Agent’s participation in any resales or transfers of the Shares. In addition, the Distributor agrees, and each Selling Agent shall have agreed, that should it or they assist with the resale or transfer of the Shares, it and each Selling Agent will fully comply with all applicable FINRA rules and any other applicable federal or state laws.

7.6 Blue Sky Compliance. The Distributor shall cause the Shares to be offered and sold only in the Qualified Jurisdictions. No Shares shall be offered or sold for the account of the Fund in any other states or foreign jurisdictions.

7.7 Distribution of Prospectuses. The Distributor is familiar with Rule 15c2-8 under the Exchange Act, relating to the distribution of preliminary and final Prospectuses, and confirms that it has complied and will comply therewith.

7.8 Authorized Sales Materials. The Distributor shall use and distribute in conjunction with the offer and sale of any Shares only the Prospectus and the Authorized Sales Materials. All Authorized Sales Materials that are prepared by the Distributor will not contain any untrue statement of material fact or omit to state a material fact required to be stated therein, in light of the circumstances under which they were made and in conjunction with the Prospectus delivered therewith, not misleading. Prior to use, the Distributor will file and obtain clearance of the Authorized Sales Materials to the extent required by applicable FINRA rules. The Distributor represents and warrants to the Fund that it will not use: (a) any sales literature prepared by the Fund and not approved by the Distributor or (b) any “broker-dealer use only” materials with members of the public in connection with offers or sales of the Offered Shares.

All advertising and supplemental sales literature to be used or delivered by the Distributor in connection with the Offering, whether designated solely for “broker-dealer use only” or otherwise that is prepared by the Distributor will be delivered to the Fund prior to use for the approval of the Fund or its delegate, such approval not to be unreasonably withheld or delayed.

7.9 Suspension or Termination of Offering. The Distributor agrees, and will require that each of the Selling Agents agree, to suspend or terminate the offering and sale of the Shares upon request of the Fund at any time and to resume offering and sale of the Shares upon subsequent request of the Fund.

7.10 Customer Complaints. The Distributor hereby agrees to provide to the Fund promptly upon receipt by the Distributor copies of any written or otherwise documented customer complaints received by the Distributor from Selling Agents relating in any way to the Offering (including, but not limited to, the manner in which the Primary Shares are offered by any Selling Agent), the Offered Shares or the Fund.

8.          Sale of Shares.

8.1 Compensation.

(a) Selling Commissions. Subject to volume discounts and other special circumstances described in or otherwise provided in the Fund’s registration statement, Class A Shares are sold subject to a maximum front-end sales load of 3.5% or other amount disclosed in the Prospectus. The Distributor will not charge an additional sales load on Shares directly distributed by the Distributor. The front-end selling commissions payable to the Distributor will be paid substantially concurrently with the execution by the Fund of orders submitted by purchasers of Class A Shares and may, in whole or in part, be reallowed by the Distributor to Selling Agents. There will be no up-front sales load paid to the Distributor or any Selling Agent with respect of the purchase of any Shares issued upon the reinvestment of dividends by an investor in the Fund. The Fund has submitted an application for an exemptive order to the SEC to permit the Fund to offer additional classes of Shares besides Class A Shares. If the Fund’s application is granted, the Fund intends to offer a second class of Shares and may offer other classes of Shares as well. Each class of Shares will have certain differing characteristics, which may be, among other things, in terms of the sales charges that shareholders in that class may bear, and the distribution fees and transfer agency fees that each class may be charged. Should the Fund offer additional share classes in the future, the Fund would pay to the Distributor selling commissions for such class as disclosed in the then current Registration Statement. The front-end selling commissions payable to the Distributor would be paid substantially concurrently with the execution by the Fund of orders submitted by purchasers of such class shares and may, in whole or in part, be reallowed by the Distributor to Selling Agents. If requested by the Distributor, the Fund will use commercially reasonable best efforts to cause the TA on behalf of the Distributor to make payments to the Selling Agent.

(b) Distribution Fee and Shareholder Servicing Fee. Pursuant to the Fund’s Distribution and Service Plan (“Plan”), for so long as the Plan is in effect, the Fund will pay the Distributor the quarterly Distribution and Servicing Fee, if any, as then currently in effect pursuant to each applicable class pursuant to the Plan (the “Distribution and Servicing Fee”), for distribution and investor services provided to the Fund’s shareholders. The Distribution and Servicing Fee is charged on an aggregate Fund-wide or class-wide basis, and shareholders are expected to be subject to the Distribution and Servicing Fee for as long as they hold their Shares and the Plan is in effect. The Distributor may, in its sole discretion, pay Selling Agents some or all of the Distribution and Servicing Fee to compensate such Selling Agents for distribution and servicing support. The Fund will pay the Distribution and Shareholder Servicing Fee, as described in the Fund’s Prospectus, to the Distributor on a quarterly basis in arrears not later than 75 calendar days after the end of each quarter. Distributor acknowledges that the Plan may be terminated as to the Fund or to a class of the Fund’s Shares at any time, without payment of any penalty, by vote of the Board of Trustees of the Fund, by vote of a majority of the Independent Trustees, or by a vote of a majority of the outstanding voting securities of the pertinent class of the Shares of the Fund on not more than 30 days written notice to the Distributor. If requested by the Distributor, the Fund will use commercially reasonable best efforts to cause the TA on behalf of the Distributor to make payments to the Selling Agent.

8.2 Obligations to Selling Agents. Selling commissions and Distribution and Servicing Fees received by the Distributor may, in whole or in part, be reallowed to the Selling Agent who sold the Shares giving rise to such commissions. The Fund, through the Escrow Agent, will act as agent of the Distributor by making direct payment of commissions or reallowance of the Distribution and Shareholder Servicing Fees to such Selling Agents.

8.3 Representations Regarding Escrow Agent. The Distributor will not represent or imply that the Escrow Agent has investigated the desirability or advisability of investment in the Fund, or has approved, endorsed or passed upon the merits of the Shares or the Fund.

8.4 Suitability. The Distributor will require that each Selling Group Agreement will require each Selling Agent to: (a) offer Shares only to persons who meet the eligibility and suitability standards set forth in the Prospectus or in any eligibility or suitability letter, questionnaire, or memorandum sent to the Distributor by the Fund; (b) make offers only to persons in the jurisdictions in which the Distributor is advised in writing by the Fund that the Shares are qualified for sale or that such qualification is not required; (c) only offer Shares in a jurisdiction if both such Selling Agent and its registered representative making the offer are duly licensed to transact securities business in such jurisdiction; (d) comply with the provisions of the FINRA Conduct Rules, as well as all other applicable rules and regulations relating to suitability of investors; (e) make every reasonable effort to determine the suitability and appropriateness of an investment in Shares of each proposed investor solicited by a person associated with the Selling Agent by reviewing documents and records disclosing the basis upon which the determination as to suitability was reached as to each such proposed investor, whether such documents and records relate to accounts which have been closed, accounts which are currently maintained, or accounts hereafter established; and (f) require each prospective investor to complete an investor application (the “Investor Application”) certifying that the Shares being purchased are being acquired by an Eligible Investor. Prior to the receipt and acceptance of the Investor Application, an investor’s funds will be held in an escrow account by UMB Bank, N.A., the Fund’s custodian.

The Distributor shall cause each Selling Agent to retain such documents and records as required under applicable law and to make such documents and records available to (a) the Distributor upon request, (b) the Fund upon request, and (c) representatives of the SEC, FINRA and applicable state securities administrators upon the Distributor’s receipt of an appropriate document subpoena or other appropriate request for documents from any such agency.

9.          Submission of Orders.

Each person desiring to purchase Shares in the Offering will be required to complete and execute the Investor Application provided by the Fund to the Distributor, and by the Distributor to each Selling Agent for use in connection with the Offering and to deliver to the Selling Agent such completed and executed Investor Application together with a check, draft, wire or money order (hereinafter referred to as an “instrument of payment”) in the amount of such person’s purchase, which must be at least the minimum purchase amount. The minimum initial investment in the Fund by an investor is $25,000 or such other amount described in the Prospectus. Additional investments in the Fund must be for a minimum amount of $10,000 or such other amount described in the Prospectus. The minimum initial and additional investments may be reduced by either the Fund or the Distributor in the discretion of each for certain investors, but Shares may only be sold to and an Investor Application may only be submitted to the Fund for persons reasonably believed to be Eligible Investors (i.e., “accredited investors” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act). For the initial purchase and at the discretion of the Fund or Distributor thereafter, the investor must submit a completed Investor Application form at least five business days before the applicable purchase date. All purchases are subject to the receipt of immediately available funds at least three business days prior to the applicable purchase date in the full amount of the purchase to enable the Fund to invest the proceeds expeditiously. An investor who misses one or both of these deadlines will have the effectiveness of the investment in the Fund delayed until the following quarter. The Distributor will provide in its contract with each Selling Agent that persons who purchase Shares shall make their instruments of payment payable to Pomona Investment Fund.

The Distributor will provide in its contract with each Selling Agent that if the Selling Agent receives an Investor Application or instrument of payment not conforming to the foregoing instructions, or conforming with a comparable process agreed to between the Selling Agent and the Distributor, the Selling Agent shall return such Investor Application and instrument of payment directly to such purchaser not later than the end of the second business day following receipt by the Selling Agent. Investor Applications and instruments of payment received by the Selling Agent which conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the following methods:

(a) where, pursuant to the internal supervisory procedures of the Selling Agent, internal supervisory review is conducted at the same location at which Investor Application and instruments of payment are received from purchasers, then, by noon of the next business day following receipt by the Selling Agent, the Selling Agent will transmit the Investor Application and instruments of payment to the Escrow Agent or to such other account or agent as directed by the Fund; and

(b) where, pursuant to the internal supervisory procedures of the Selling Agent, final internal supervisory review is conducted at a different location (the “Final Review Office”), Investor Application and instruments of payment will be transmitted by the Selling Agent to the Final Review Office by noon of the next business day following receipt by the Selling Agent. The Final Review Office will in turn by noon of the next business day following receipt by the Final Review Office, transmit such Investor Application and instruments of payment to the Escrow Agent or to such other account or agent as directed by the Fund.

The Selling Agent shall furnish to the Escrow Agent or the Fund, as applicable, with each delivery of Investor Application and instruments of payment a list of the purchasers showing the name, address, tax identification number, state of residence and dollar amount of Primary Shares purchased.

The initial closing date for subscriptions for Shares will be sold on the Initial Closing Date (currently anticipated to be on or about April 1, 2015). Subsequent to the Initial Closing Date, Shares may be purchased as of the first business day of each calendar quarter based upon the Fund’s net asset value as of the most recent end of each calendar quarter if it is a business day, and if not, the last business day of the quarter is the valuation date (“Valuation Date”), plus applicable selling commissions, subject in certain circumstances to waivers or reductions thereof, as described in the Fund’s registration statement. Each date on which Shares are considered delivered is referred to as a “Closing Date.” Purchase orders will be executed at the price per share of the class of shares being purchased calculated in accordance with the procedures described in the Prospectus.

The Fund issues the Shares purchased and an investor becomes a Shareholder with respect to such Shares as of the applicable Closing Date, (i.e., the first business day of the relevant quarter). Purchase proceeds do not represent capital of the Fund, and do not become assets of the Fund, until such date.

Any amounts received in advance of the initial or subsequent purchases of Shares are placed in a non-interest-bearing account with the Escrow Agent, UMB Bank, N.A., prior to the investment of such amounts in the Fund. The Fund and the Distributor each reserves the right to reject any purchase of Shares in its sole discretion (including, without limitation, when one has reason to believe that an investor is not eligible to invest in the Fund). In addition, to manage cash flows, or for any other reason as determined in the sole discretion of each of the Fund and the Distributor, the Fund or the Distributor may limit or suspend an investor’s ability to purchase Shares of the Fund. Unless otherwise required by applicable law, any amount received in advance of a purchase ultimately rejected by the Fund or the Distributor will be returned to the prospective investor without the deduction of any sales load, fees or expenses.

10.         Indemnification.

10.1 Indemnified Parties Defined. For the purposes of this Section 10, an entity’s “Indemnified Parties” shall include such entity’s officers, directors or trustees, employees, members, partners, affiliates, agents and representatives, and each person, if any, who controls such entity within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

10.2 Indemnification of the Distributor by the Fund. The Fund agrees to indemnify, defend and hold harmless the Distributor, and its Indemnified Parties, from and against any losses, claims (including the reasonable cost of investigation), damages or liabilities, joint or several, to which the Distributor, or its respective Indemnified Parties, may become subject, under the federal securities laws, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) in whole or in part, any material inaccuracy in a representation or warranty contained herein by the Fund, any material breach of a covenant contained herein by the Fund, or any material failure by the Fund to perform its obligations hereunder or to comply with state or federal securities laws applicable to the Offering, or (b) any untrue statement or alleged untrue statement of a material fact contained: (i) in any Registration Statement or any post-effective amendment thereto or in the Prospectus or any amendment or supplement to the Prospectus or Omitting Prospects; (ii) in any Authorized Sales Materials prepared by the Fund; or (c) the omission or alleged omission to state a material fact required to be stated in the Registration Statement or any post-effective amendment thereof or in the Prospectus or any amendment or supplement to the Prospectus or Omitting Prospectus or necessary to make the statements therein not misleading under the circumstances, and the Fund will reimburse the Distributor, and its Indemnified Parties, for any legal or other expenses reasonably incurred by the Distributor, and its Indemnified Parties, in connection with investigating or defending such loss, claim, damage, liability or action; provided, however, that the Fund will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of, or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished either (x) to the Fund by the Distributor or (y) to the Fund or the Distributor by or on behalf of any Selling Agent expressly for use in the Registration Statement or any such post-effective amendment thereof, or the Prospectus or any such amendment thereof or supplement thereto. This indemnity agreement will be in addition to any liability which the Fund may otherwise have.

Notwithstanding the foregoing, the indemnification and agreement to hold harmless provided in this Section 10.2 is further limited to the extent that no such indemnification by the of the Distributor, or its respective Indemnified Parties, shall be permitted under this Agreement for, or arising out of, an alleged violation of federal or state securities laws, unless one or more of the following conditions are met: (a) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; or (b) a court of competent jurisdiction approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and, for (a) or (b), the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered or sold as to indemnification for violations of securities laws.

10.2.1 Indemnification of the Distributor by the Adviser. The Adviser agrees to indemnify, defend and hold harmless the Distributor, and its Indemnified Parties, from and against any losses, claims (including the reasonable cost of investigation), damages or liabilities, joint or several, to which the Distributor, or its respective Indemnified Parties, may become subject, under the federal securities laws, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) in whole or in part, any material inaccuracy in a representation or warranty contained herein by the Adviser, any material breach of a covenant contained herein by the Adviser, or any material failure by the Adviser to perform its obligations hereunder or to comply with state or federal securities laws applicable to the Offering, or (b) any untrue statement or alleged untrue statement of a material fact contained: (i) in any Registration Statement or any post-effective amendment thereto or in the Prospectus or any amendment or supplement to the Prospectus or Omitting Prospects; (ii) in any Authorized Sales Materials prepared by the Adviser; or (c) the omission or alleged omission to state a material fact required to be stated in the Registration Statement or any post-effective amendment thereof or in the Prospectus or any amendment or supplement to the Prospectus or Omitting Prospectus or necessary to make the statements therein not misleading under the circumstances, and the Adviser will reimburse the Distributor, and its Indemnified Parties, for any legal or other expenses reasonably incurred by the Distributor, and its Indemnified Parties, in connection with investigating or defending such loss, claim, damage, liability or action; provided, however, that in each case described in clauses (b)(i) and (c), the Adviser will not be liable to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished either (x) to the Adviser by the Distributor or (y) to the Adviser or the Distributor by or on behalf of any Selling Agent expressly for use in the Registration Statement or any such post-effective amendment thereof, or the Prospectus or any such amendment thereof or supplement thereto. This indemnity agreement will be in addition to any liability the Adviser may otherwise have.

Notwithstanding the foregoing, the indemnification and agreement to hold harmless provided in this Section 10.2.1 is further limited to the extent that no such indemnification of the Distributor, or its respective Indemnified Parties, shall be permitted under this Agreement for, or arising out of, an alleged violation of federal or state securities laws, unless one or more of the following conditions are met: (a) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; or (b) a court of competent jurisdiction approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and, for (a) or (b), the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered or sold as to indemnification for violations of securities laws.

10.3 Distributor Indemnification of the Fund and the Adviser. The Distributor will indemnify, defend and hold harmless the Fund and the Adviser, their respective Indemnified Parties and each person who has signed the Registration Statement, from and against any losses, claims, damages or liabilities to which any of the aforesaid parties may become subject, under the federal securities laws or otherwise, insofar as such losses, claims (including the reasonable cost of investigation), damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) in whole or in part, any material inaccuracy in a representation or warranty contained herein by the Distributor, any material breach of a covenant contained herein by the Distributor, or any material failure by the Distributor to perform its obligations hereunder or to comply with state or federal securities laws applicable to the Offering or (b) any untrue statement or any alleged untrue statement of a material fact contained (i) in any Registration Statement or any post-effective amendment thereto or in the Prospectus or any amendment or supplement to the Prospectus or (ii) in any Authorized Sales Materials prepared by the Distributor , or (c) the omission or alleged omission to state a material fact required to be stated in the Registration Statement or any post-effective amendment thereof or in the Prospectus or any amendment or supplement to the Prospectus or necessary to make the statements therein not misleading under the circumstances, provided, however, that in each case described in clauses (b)(i)  and (c) to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Fund by the Distributor specifically for use with reference to the Distributor in the preparation of the Registration Statement or any such post-effective amendments thereof or the Prospectus or any such amendment thereof or supplement thereto, or (d) any use of sales literature by the Distributor not authorized or approved by the Fund or any use of “broker-dealer use only” materials with members of the public concerning the Shares by the Distributor, or (e) any untrue statement made by the Distributor or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Offered Shares, or (f) any material violation by the Distributor of this Agreement, or (g) any failure by the Distributor to comply with applicable laws governing money laundry abatement and anti-terrorist financing efforts in connection with the Offering, including applicable FINRA Rules, Exchange Act Regulations and the USA PATRIOT Act, or (h) any other failure by the Distributor to comply with applicable rules and regulations of FINRA, or Rules and Regulations. The Distributor will reimburse the aforesaid parties in connection with investigation or defense of such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Distributor may otherwise have.

10.4 Selling Agent Indemnification of the Fund, the Adviser and the Distributor. By virtue of entering into the Selling Group Agreement, each Selling Agent severally will agree to indemnify, defend and hold harmless the Fund, the Adviser, the Distributor, each of their respective Indemnified Parties, and each person who signs the Registration Statement, from and against any losses, claims, damages or liabilities to which the Fund, the Adviser the Distributor, or any of their respective Indemnified Parties, or any person who signed the Registration Statement, may become subject, under the federal securities laws or otherwise, as more fully described in the Selling Group Agreement.

10.5 Action Against Parties; Notification. Promptly after receipt by any indemnified party under this Section 10 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 10, notify in writing the indemnifying party of the commencement thereof and the omission to so notify the indemnifying party will relieve such indemnifying party from any liability under this Section 10 as to the particular item for which indemnification is then being sought to the extent that the indemnifying party is materially prejudiced by such omission, but not from any other liability which it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party.

11.         Survival of Provisions.

The respective agreements, representations and warranties of the Fund, Adviser and the Distributor set forth in this Agreement shall remain operative and in full force and effect until the termination of this Agreement regardless of: (a) any investigation made by or on behalf of the Distributor any person controlling the Distributor or by or on behalf of the Fund or any person controlling the Fund; and (b) the delivery of payment for the Shares. Following the termination of this Agreement, this Agreement will become void and there will be no liability of any party to any other party hereto, except for obligations under Sections 10 (“Indemnification”), 11 (“Survival of Provisions”), 12 (“Applicable Law; Venue”), 14 (“Entire Agreement”), 15 (“Successors and Amendment”), 16 (“Term and Termination”) and 17 (“Notices”), all of which will survive the termination of this Agreement.

12.         Applicable Law; Venue.

This Agreement was executed and delivered in, and its validity, interpretation and construction shall be governed by the laws of, the State of Delaware; provided however, that causes of action for violations of federal or state securities laws shall not be governed by this Section 12. Venue for any action brought hereunder shall lie exclusively in New York, New York.

13.         Counterparts.

This Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same Agreement.

14.         Entire Agreement.

This Agreement and any exhibits attached hereto constitute the entire agreement among the parties and supersede any prior understanding, whether written or oral, prior to the date hereof with respect to the Offering.

15.        Successors and Amendment.

15.1 Successors. This Agreement shall inure to the benefit of and be binding upon the Distributor and the Fund and the Adviser. Nothing in this Agreement is intended or shall be construed to give to any other person any right, remedy or claim, except as otherwise specifically provided herein.

15.2 Assignment. Pursuant to Section 15 of the Investment Company Act, this Agreement shall terminate automatically in the event of its “assignment,” as that term is used in the Investment Company Act.

15.3 Amendment. This Agreement may be amended only by the written agreement of the parties.

16.         Term and Termination.

16.1 Term and Termination; General. This Agreement shall become effective on the date the Fund commences investment operations, provided that this Agreement will not take effect unless it has first been approved (i) by a majority vote of those Trustees who are not interested persons (as such term is defined in the 1940 Act) of the Fund, the Investment Adviser, or the Distributor.  Unless terminated as provided herein, the Agreement shall continue in full force and effect through March 31, 2016. Thereafter, if not terminated, this Agreement shall continue from year to year thereafter so long as such continuation is approved at least annually by (i) the Trustees of the Fund or by the vote of a majority of the outstanding voting securities of the Fund, and (ii) the vote of a majority of the Trustees of the Fund who are not parties to this Agreement or interested persons thereof, cast in person at a meeting called for the purpose of voting on such approval.

This Agreement: (i) may be terminated at any time without the payment of any penalty, either by vote of the Trustees of the Fund or by a vote of a majority of the outstanding voting securities of the Fund, on sixty (60) days’ written notice to the other parties; (ii) may be terminated by Distributor or the Adviser without the payment of any penalty, upon sixty (60) days’ written notice to the other parties.

16.2 Distributor Obligations Upon Termination. The Distributor, upon the expiration or termination of this Agreement, shall (a) promptly deposit any and all funds, if any, in its possession which were received from investors for the sale of Shares into the appropriate account designated by the Fund for the deposit of investor funds, (b) promptly deliver to the Fund all records and documents in its possession which relate to the Offering and are not designated as dealer copies, (c) provide a list of all purchasers and broker-dealers with whom the Distributor has initiated oral or written discussions regarding the Offering, and (d) notify Selling Agents of such termination. The Distributor, at its sole expense, may make and retain copies of all such records and documents, but shall keep all such information confidential. The Distributor shall use commercially reasonable efforts to cooperate with the Fund to accomplish an orderly transfer of management of the Offering to a party designated by the Fund, and such efforts may, at the reasonable request of the Fund, extend beyond the final expiration or termination of this Agreement.

16.3 Fund Obligations Upon Termination. Upon expiration or termination of this Agreement, the Fund shall pay to the Distributor all (a) earned but unpaid compensation and (b) reimbursement for all incurred, accountable compensation to which the Distributor is or becomes entitled under this Agreement.

17.         Notices.

Any notice, approval, request, authorization, direction or other communication under this Agreement shall be deemed given (a) when delivered personally, (b) on the first business day after delivery to a national overnight courier service, or (c) on the fifth business day after deposited in the United States mail, properly addressed and stamped with the required postage, registered or certified mail, return receipt requested, in each case to the intended recipient at the address set forth below:

If to the Fund:	Pomona Investment Fund
780 Third Avenue, 46th Floor
New York, NY 10017
Attention: Michael D. Granoff

If to the Adviser:	Pomona Management LLC
780 Third Avenue, 46th Floor
New York, NY 10017
Attention: Michael D. Granoff

If to the Distributor:	Voya Investments Distributor, LLC
7337 E. Doubletree Ranch Road, Ste. 100
Scottsdale, Arizona 85258
Attention: Huey Falgout

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Any party may change its address specified above by giving the other party notice of such change in accordance with this Section 17.

18.         Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

[SIGNATURES ON FOLLOWING PAGE]

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If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us as of the date first above written.

Very truly yours,

POMONA INVESTMENT FUND

By:	/s/ Ryan Levitt

Ryan Levitt
Vice President

POMONA MANAGEMENT LLC

By:	/s/ Frances N. Janis

Frances N. Janis
Vice President and Secretary

Accepted and agreed as of the date first above written:

VOYA INVESTMENTS DISTRIBUTOR, LLC

By:	/s/ Shaun Mathews

Shaun Mathews

[Signature Page to the Amended and Restated Distribution Agreement of Pomona Investment Fund]

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Schedule A

The parties agree that Distributor may offer shares of the Fund through registered investment advisers only so long as such adviser or investment advisor representatives provide the following representations and warranties in the applicable Pomona Investor Application (as such application may be amended from time to time as mutually agreed to by the parties):

12. B. Registered Investor Advisor/ Investment Advisor Representative Information & Signatures

By signing below:

❏ I certify that I am a SEC registered investment advisor or agent or other investor representative duly licensed and lawfully able to sell Shares in the jurisdiction of the legal residence of the subscriber.

❏ I have made every reasonable effort to determine the suitability and eligibility of subscriber for this purchase of Shares and the information and representations concerning the subscriber contained herein are true, correct and complete in all respects.

❏ I have verified that the form of ownership selected is accurate, secured all identifying and supporting documents, including, without limitation, copies of trust agreements, where applicable, and if other than individual ownership, verified that the individual executing on behalf of the subscriber is properly authorized and identified. In addition, I have taken reasonable steps to verify and document an appropriate purpose for and the nature of the client’s account and an appropriate source of the client’s assets.

❏ I represent and warrant that I have not made and will not make any representations concerning the Fund except as contained in the Prospectus or in sales materials provided by the Fund or Voya Investments Distributor, LLC (“Distributor”) and that I have not and will not distribute any other sales material relating to the Fund without the prior written approval of Distributor. I further represent that I will retain such documents and records as required under applicable law and will make such documents and records available to (a) the Distributor or Fund upon request, and (b) representatives of the SEC, FINRA and applicable state securities administrators upon the Distributor’s or Fund’s receipt of an appropriate document subpoena or other appropriate request for documents from any such agency.

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❏ I agree to indemnify and hold harmless Distributor, Fund and their respective officers, directors, employees, affiliates or agents from and against any losses, claims, damages, liabilities or expenses (including reasonable attorneys’ fees and expenses) claimed to have resulted from (a) my negligence or misfeasance or that of any of my officers, directors, employees or agents; or (b) any breach of the representations and warranties set forth herein by me or any of my officers, directors, employees or agents.

Distributor shall indemnify and hold harmless you and your officers, directors, employees, affiliates or agents against any losses, claims, damages, liabilities or expenses (including reasonable attorneys’ fees and expenses) resulting from (a) any negligence or misfeasance of the Distributor, Fund or any of their officers, directors, employees or registered representatives; (b) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus; or (c) any omission or alleged omission to state a material fact required to be stated in the Prospectus or any amendment or supplement to such Prospectus or necessary to make the statements therein not misleading.

❏ My firm has, acting in its capacity as agent, broker, financial advisor or other investor representative, performed functions required by U.S. federal and state securities laws, including, as required by its relationship with the subscriber identified in this Subscription Agreement.

Name of Registered Investment Advisor/Investment	Date
Advisor Representative

Signature of Registered Investment Advisor/Investment
Advisor Representative

Name of Registered Supervisory Principal	Date

Signature of Registered Supervisory Principal

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